Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 27, 2004 (except for Note 23, as to which the date is March 15, 2004), relating to the consolidated financial statements and the financial statement schedule, which appears in Cardiac Science, Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

PricewaterhouseCoopers LLP

Orange County, California
January 28, 2005